UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29th, 2007

SWEET SUCCESS ENTERPRISES, INC.
(Name of small business issuer specified in its charter)

Nevada	000-51542	54-2088620
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1250 NE Loop 410, Suite 630
San Antonio, Texas 78209
(Address of principal executive offices)

(210) 824-2496
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 9.01 Letter of Resignation.

SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 17, 2008, the management of Sweet Success Enterprises, Inc. (the “Company”) accepted the resignation of William J. Gallagher as Chief Executive Officer and Chief Financial Officer of the Company.  Mr. Gallagher was employed by the Company since 2002.  The resignation became effective immediately and was accompanied with a letter from Mr. Gallagher attached hereto as Exhibit 99.2 to this Form 8-K report.

Mr. Gallagher’s decision to resign was voluntary and not as a result of any disagreement with the registrant on any matter relating to registrant’s operations, policies or practices.  Mr. Gallagher’s resignation letter states “I am resigning my position as CEO of Sweet Success primarily due to the company`s inability to finance the repayment of the Senior Secured Convertible Notes whose continued conversion has become completely destructive to the price of the common stock. I will maintain my position as Chairman of the Board of Directors.”

Mr. Gallagher has been replaced as Chief Executive Officer and Chief Financial Officer by Zirk Engelbrecht, who has also been appointed as a director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.2	Resignation Letter dated March 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEET SUCCESS ENTERPRISES, INC.

Date: March 17, 2008	By:	/s/ Zirk Engelbrecht
Zirk Engelbrecht
Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) and Director

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